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                                                                    EXHIBIT 99.2

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.

-- Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------------------------------------------------------
                                                  GIVE THE
        FOR THIS TYPE OF ACCOUNT:                 SOCIAL SECURITY
                                                  NUMBER OF--
=========================================================================================================
                                                  GIVE THE EMPLOYER
        FOR THIS TYPE OF ACCOUNT:                 IDENTIFICATION
                                                  NUMBER OF--
---------------------------------------------------------------------------------------------------------
1.   An individual's account                      The individual

2.   Two or more individuals (joint               The actual owner of
     account)                                     the account or, if combined
                                                  funds, any one of the
                                                  individuals (1)


3.   Husband and wife (joint account)             The actual owner of the account or, if joint funds,
                                                  either person (1)

4.   Custodian account of a minor (Uniform        The minor (2)
     Gift to Minors Act)

5.   Adult and minor (joint account)              The adult or, if the minor is the only contributor, the
                                                  minor (1)

6.   Account in the name of guardian or           The ward, minor, or incompetent person (3)
     committee for a designated ward, minor, or
     incompetent person

7.   a. The usual revocable savings trust         The grantor-trustee (1)
        account (grantor is also trustee)

     b. So-called trust account that is           The actual owner (1)
        not a legal or valid trust
        under State law

8.   Sole proprietorship account                  The owner (4)

9.   A valid trust, estate, or                    Legal entity (Do not furnish
     pension trust                                the identifying number of the
                                                  personal representative or trustee
                                                  unless the legal entity itself
                                                  is not designated in the
                                                  account title.) (5)


10.  Corporate account                            The corporation

11.  Religious, charitable, or educational        The organization
     organization account

12.  Partnership account held in the name         The partnership
     of the business


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
13.  Association, club, or other tax-exempt       The organization
     organization

14.  A broker or registered nominee               The broker or nominee

15.  Account with the Department of               The public entity
     Agriculture in the name of a public
     entity (such as a State or local
     government, school district, or
     prison) that receives agricultural
     program payments

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(1)     List first and circle the name of the person whose number you furnish.

(2)     Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner. You may also enter your business or "doing business as" name. Furnish the owner's social security number or the employer identification number of the sole proprietorship.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at an office of the Social Security Administration or the Internal Revenue Service.

To complete Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part I, sign and date the Form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

      -     A corporation

      -     A financial institution

      - An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7)

      -     The United States or any agency or instrumentality thereof

      - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof

      - A foreign government or a political subdivision, agency or instrumentality thereof

      - An international organization or any agency or instrumentality thereof

      - A registered dealer in securities or commodities registered in the United States or a possession of the United States

      -     A real estate investment trust

      -     A common trust fund operated by a bank under section 584(a)

      - An entity registered at all times during the tax year under the Investment Company Act of 1940

      -     A foreign central bank of issue

      Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

      -     Payments to nonresident aliens subject to withholding under section
            1441



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      -     Payments to partnerships not engaged in a trade or business in the
            United States and which have at least one nonresident partner

      - Payments of patronage dividends where the account received is not paid in money

      -     Payments made by certain foreign organizations

      -     Payments made to a nominee

      Payments of interest not generally subject to backup withholding include the following:

      - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer

      - Payments of tax-exempt interest (including exempt-interest dividends under section 852)

      -     Payments described in section 6049(b)(5) to nonresident aliens

      -     Payments on tax-free covenant bonds under section 1451

      -     Payments made by certain foreign organizations

      -     Payments made to a nominee

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

     Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE STATEMENTS WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--If you falsify certifications or affirmations, you are subject to criminal penalties including fines and/or imprisonment.

                     FOR ADDITIONAL INFORMATION CONTACT YOUR
                         TAX CONSULTANT OR THE INTERNAL
                                 REVENUE SERVICE

     Unless otherwise noted herein, all references to section numbers or to regulations are references to the Internal Revenue Code of 1984, as amended, and the regulations promulgated thereunder.